EXHIBIT 10.1


                                    Exhibit H

                            Empire Energy Corporation
                       7500 College Boulevard, Suite 1215
                           Overland Park, Kansas 66210
                      Phone: 913.469.5615 Fax: 913.469.1544


                                  July 9, 2002



Mr. Malcolm Bendall, Chairman
Great South Land Minerals, LTD
3/65 Murray Street
Hobart, Tasmania
Australia 7000

              RE: Proposed Exchange of shares of Empire Energy Corporation, a Utah Corporation (EECI') for all of the outstanding shares of Great South Land Minerals, Ltd., a Tasmanian Australian Corporation ("GSLM")

Dear Mr. Bendall:

          This letter will confirm the recent discussions we have had with you relative to the proposed exchange of shares of the common stock of Empire Energy Corporation, a Utah Corporation, ("EECI") for all of the issued and outstanding common stock of Great South Land Minerals, Ltd., a Tasmanian Australian Corporation, ("GSLM") . The objective of our discussions has been the execution and consummation, as soon as feasible, of a formal agreement between EECI and GSLM (the Exchange Agreement') which, among other things, would provide for the various matters set forth below.

1. EECI will acquire all of the issued and outstanding common stock of GSLM from the shareholders of GSLM (which will include all existing shareholders) in exchange for 47,500,000 shares of the $.001 par value common stock of EECI ("Common Stock") which will be delivered upon the closing of this transaction (the "Closing Date") . You will need to provide us with the names and addresses of the shareholders as soon as possible. This transaction is intended to qualify as a tax-free reorganization under
     Section 368 of the Internal Revenue Code such that the shares of EECI received by the shareholders of GSLM will be received on a tax-free basis. The shares to be issued by EECI will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed on the certificates representing such shares, and stop transfer orders placed against them.

2. Prior to or simultaneously with the closing, EECI will have completed a 1 for 10 reverse stock split. In addition, it is intended to proxy for EECI shareholder vote the increase of the authorized shares of EECI from 50,000,000 to 100,000,000.

3. At closing, EECI will be organized so that there will be 2,441,507 shares of EECI Common Stock outstanding. After the closing of this transaction, there will be 49,941,507 total shares outstanding reflected as follows:

                                     SHARES

GSLM SHAREHOLDERS                    47,500,000 Shares                   95%

EECI SHAREHOLDERS                     2,441,507 Shares                   5%

TOTAL                                49,941,507 Shares                  100%

4. Simultaneously with the closing, the authorized common shares shall be 100,000,000 shares.

5. The current officers and directors of EECI will submit their resignation as officers and directors effective on the Closing Date.

6. On the Closing Date, EECI will have no liabilities and no assets, with the exception of those assets being introduced via the acquisition of GSLM. Current liabilities and assets of EECI are as disclosed in the attached Exhibit "A", attached hereto.

7.   Other terms of the Exchange Agreement will include:

     (a) EECI shall be in good standing in its state of domicile and shall not be in violation of any Federal or State securities or other laws governing it.

     (b) EECI will be current in all of its filing requirements as to all tax, securities or other reports required under laws to which it is subject, and shall deliver copies of these reports to GSLM along with copies of its past and current audited financial statements.

     (c) EECI shall, at closing, be able to make customary representations, including but not limited to, representations and warranties that it has no liabilities and it is not a party to litigation.

     (d) The GSLM Shareholders acknowledge that the shares of EECI, which they are receiving, may not be resold to the public except upon registration or upon compliance with the terms of Rule 144 and shall contain the appropriate restrictive legend.

     (e) There shall be no change in the current outstanding capital structure of EECI including outstanding shares, options, warrants or related matters, except as referred to herein.

     (f) GSLM shall be in good standing in the Australian state of Tasmania and shall be duly qualified to do business as a foreign corporation in those jurisdictions, which require such qualification. GSLM shall be free from any material pending or threatened litigation, claims, or contingent liabilities.

     (g) GSLM shall be current and in good standing with respect to all material contracts to which it is a party.

     (h) After closing, GSLM will not acquire any operating companies that would be deemed "material acquisitions" unless the acquired company can provide audited financial statements by the closing date of such acquisition.

     (i) The proposed transaction shall not violate any contract, agreement or arrangement to which GSLM is a party.

     (j) GSLM shall designate all persons to be elected to the Board of Directors of EECI at closing.

     (k) No officer, director or controlling shareholder of GSLM shall have a criminal record, bankruptcy, SEC censure, disbarment, loss of his/her professional license or be under investigation for any of the above.

     (1) GSLM will immediately engage legal counsel to assist in expediting the closing of this transaction.

8. GSLM agrees to cooperate in providing and explaining information with respect to the transaction contemplated herein. The information to be provided shall be sufficient to allow EECI to apprise its shareholders of the business of GSLM in compliance with the requirements of the Federal Securities laws, as applicable.

9. Prior to closing, GSLM shall provide current year-end audited financial statements for its last three fiscal years or since inception (or two years or since inception if the company is deemed a Small Business Issuer) , and a quarterly statement as of March 31, 2002, which have been prepared in accordance with generally accepted accounting principles ("GAAP") and in compliance with Regulation S-X as promulgated by the Securities and Exchange Commission. The Audited Balance Sheet after closing will show total stockholders' equity of at least $2,460,000 in addition to oil and gas tenements valued at $28,000,000, as supported in the valuation report in Exhibit "B", attached hereto. GSLM shall also provide interim GAAP financial statements as required.

10. As a condition to the Closing, EECI will obtain its shareholders approval for the transaction and will change its state of domicile from Utah to Nevada.

11. As soon as practical after the date of execution hereof, EECI with GSLMs' prior approval shall notify its shareholders of the proposed transaction. Subsequent thereto, no party hereto shall release any information to the public or the media concerning this transaction without the consent of all other parties. EECI shall submit to GSLM, in advance of release, any proposed press release for its reasonable prior approval.

12. Immediately upon closing of the Exchange Agreement, GSLM will take the necessary steps to maintain a bulletin board listing once acquired and use its best efforts to move towards a NASDAQ listing.

13. The parties hereto hereby agree to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by them. Thus, there may be no material adverse changes in the business of any of the companies from the date hereof through the closing of this transaction.

14. EECI hereby represents that it only has two types of authorized capital stock, which are its $.001 par value voting common stock, and its Class B Redeemable Voting Common Stock having a par value of $.0001. There are presently 50,000,000 shares of common stock authorized of which 24,415,068 shares are presently issued and outstanding of which includes the Class B stock. There is a 1999 Stock Option Plan in effect with 3,761,505 options outstanding as detailed in attached Exhibit "C". There are no, and at the closing there will be no other outstanding: warrants, options, convertible securities or similar rights relative to capital stock except those referred to herein.

15. The Parties agree that simultaneous with closing, that EECI will cause to be paid a finders fee to Dale C. Barlage of 20,000 post-split shares of EECI's stock.

16. EECI will form a wholly-owned subsidiary whose only asset will be EECI's interest in Industria Oklahoma-Nicaragua, S.A. and will distribute the shares of this subsidiary to the shareholders of EECI as of July 1, 2002.

17. GSLM agrees to pay Norman L. Peterson or assigns (Peterson) a fee of $200,000.00 and 500,000 options to purchase post-closing EECI shares at $10.00 per share for a period of 2 (two) years in exchange for Peterson assuming all outstanding liabilities of EECI at closing as outlined on the attached Exhibit "A" which is attached hereto and made a part of this agreement. Peterson agrees to loan the $200,000.00 received from GSLM to the subsidiary referred to in 16 above.

18. EECI's current officers and directors will assist Peterson in discharging his obligation to dispose liabilities and current litigation.

19. Prior to closing EECI will sell to Peterson all of the outstanding stock in Blue Mountain Resources, Inc. and Commonwealth USA, Inc. and rights, interests and any and all ownership of EECI's Tennessee Operations and its interest in the Bedsole Lease in Texas in exchange for Peterson assuming all EECI liabilities as identified on Exhibit "A" attached hereto. It is the intention of the Parties that at the time of closing EECI will have no assets and no liabilities, except for those assets resulting from the merger with GSLM.

20. EECI has not engaged any brokers or finders with respect to this transaction, except as stated in 15 above. If GSLM has or intends to use any broker or finder, GSLM agrees to notify EECI in writing and GSLM agrees to be responsible for any fees or other expenses of such broker or finder.

21. All parties hereto agree to take whatever reasonable steps are required to facilitate the consummation of the transaction contemplated herein, including providing of information regarding the corporate parties hereto.

22. Upon the signing of this Letter of Intent, EECI and GSLM will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential and not make use of any information (unless ascertainable from public findings or published information) obtained concerning the other's operations, assets and business. The Parties understand that GSLM currently has outstanding joint venture commitments and is in the process of issuing an offering information document (Attached hereto as Exhibit "D") f or the purpose of raising operating capital via the Australian public market.

23. Upon execution of the Letter of Intent, GSLM shall not enter into negotiations with any other person or entity for the disposition of its outstanding stock or assets or business (or any part thereof) except as agreed to herein. GSLM will not directly, or indirectly, through any officer, director, agent or otherwise, (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential buyer relating to the disposition of its assets, securities or business (or any part thereof), other than sales in the ordinary course of business, or (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding or furnish to any other person any information with respect to the disposition of such assets, business or any securities (or any part thereof), except as agreed to herein.

24. Upon the execution by you and return to us of this Letter of Intent, counsel for EECI and GSLM will prepare an Exchange Agreement, which shall contain provisions in accord with this letter together with such further appropriate terms and conditions as legal counsel and the parties may mutually determine. The Exchange Agreement shall be subject to the approval of the respective shareholders and boards of directors of EECI and GSLM.

          If the foregoing accurately reflects our discussions, please execute and return the undersigned one copy of this letter.

                  ACCEPTED AND AGREED TO JULY 9th, 2002.

EMPIRE ENERGY CORPORATION                   GREAT SOUTH LAND MINERALS Ltd
A Utah Corporation                          A Tasmanian Australia Corporation


By:  /s/                                    By:  /s/
   -------------------------------             --------------------------------
          Norman L. Peterson, CEO                     Malcolm Bendall, Chairman

By:  /s/
   -------------------------------
          Bryan S. Ferguson, President

                   First Amendment to Agreement Dated July 9,
            2002 by and between Empire Energy Corporation (EECI) and
            Great South Land Minerals, Ltd. (GSLM) Providing for the
                 Issuance of EECI Shares to Acquire 100% of the
                           Outstanding Shares of GSLM.


Item #6 on Page 2 of the Agreement is hereby stricken in its entirety and replaced with a new Item #6, as follows:

          "On the closing date, EECI will have no assets and will have liabilities estimated to be US$250,000.00."

Item #7(c) on Page 2 of the Agreement is hereby stricken in its entirety from the Agreement.

Item #17 on Page 4 of the Agreement is hereby stricken in its entirety and replaced with a new Item #17, as follows:

          "GSLM agrees to assume any remaining assets and liabilities of EECI at closing. It is estimated that there will be no assets and that there will be US$250,000.00 in liabilities (See Exhibit "A" Revised)

Item #18 on Page 4 of the Agreement is hereby stricken in its entirety from the Agreement.

Item #19 on Page 4 of the Agreement is hereby stricken in its entirety and replaced with a new Item #19, as follows:

"Prior to closing, EECI will sell to Peterson all of the outstanding stock in Blue Mountain Resources, Inc. and Commonwealth USA, Inc. and rights, interests and any and all ownership of EECI's Tennessee Operations and its interest in the Bedsole Lease in Texas and EECI will reduce its outstanding liabilities to the extent possible with these proceeds."

                                  -------------

Accepted and Agreed to this 9th day of December, 2002.

EMPIRE ENERGY CORPORATION                   GREAT SOUTH LAND MINERALS Ltd
A Utah Corporation                          A Tasmanian Australia Corporation


By:  /s/                                    By:  /s/
   -------------------------------             --------------------------------
          Norman L. Peterson, CEO                     Malcolm Bendall, Chairman

                   Second Amendment to Agreement Dated July 9,
            2002 by and between Empire Energy Corporation (EECI) and
               Great South Land Minerals Limited (GSLM) Providing
             for the Issuance of EECI Shares to Acquire 100% of the
                           Outstanding Shares of GSLM.


The entire first amendment dated December 10, 2002 to the Agreement dated July 9, 2002 is hereby cancelled in its entirety.

Clause #1 on Page 1 of the Agreement is to be stricken entirely and replaced by:

               1. EECI will acquire all of the issued and outstanding common stock of GSLM from the shareholders of GSLM (which will include all existing shareholders) in exchange for 58,900,000 shares of the $.00l par value common stock of EECI ("Common Stock") which will be delivered upon the closing of this transaction (the "Closing Date") . You will need to provide us with the names and addresses of the shareholders as soon as possible. This transaction is intended to qualify as a tax-free reorganization under
                    Section 368 of the Internal Revenue Code such that the shares of EECI received by the shareholders of GSLM will be received on a tax-free basis. The shares to be issued by EECI will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed on the certificates representing such shares, and stop transfer orders placed against them.

Clause #3 on Page 2 of the Agreement is to be stricken entirely and replaced by:

               3. At closing, EECI will be organized so that there will be 3,100,000 shares of EECI common stock outstanding. After the closing of this transaction, there will be 62,000,000 total shares outstanding reflected as follows: SHARES

         GSLM SHAREHOLDERS                  58,900,000        Shares     95%
         EECI SHAREHOLDERS                   3,100,000        Shares      5%
         TOTAL                              62,000,000        Shares    100%

Clause #13 on Page 4 of the Agreement is to be stricken entirely and replaced by:

               13. The parties hereto hereby agree to conduct their business in accordance with the ordinary, usual and normal course of business heretofore conducted by them. Thus, there may be no material adverse changes in the business of any of the companies from the date hereof through the closing of this transaction. However, this clause does not apply to any dealing of whatever sort by GSLM of and with the coal bed methane rights it has under Special Exploration License, SEL 13/98.

Clause #14 on Page 4 of the Agreement is to be stricken entirely and replaced by:

               14. EECI hereby represents that it only has two types of authorized capital stock, which are its $.00l par value voting common stock, and its Class B Redeemable Voting Common Stock having par value of $.0001. There are presently 50,000,000 shares of common stock authorized of which 31,000,000 shares are presently issued and outstanding of which includes the Class B stock. There is a 1999 Stock Option Plan in effect with no more than 3,761,505 options outstanding as detailed in attached Exhibit "C". There are no, and at the closing there will be no other outstanding: warrants, options, convertible securities or similar rights relative to capital stock except those referred to herein.

Clause #17 on Page 4 is stricken in its entirety.


Accepted and Agreed to this 16th Day of October, 2003

Empire Energy Corporation                   Great South Land Minerals Limited
A Utah Corporation                          An Australian Corporation



By:  /s/                                    By:  /s/
   --------------------------               -----------------------------------
          Norman L. Peterson, CEO                     Malcolm Bendall, Chairman

                                                                     Page 2 of 2